Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
First Quarter Net Income of $17.1 Million,
Wealth Assets Under Management Surpass $20 Billion

BRYN MAWR, Pa., April 22, 2021 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $17.1 million, or $0.85 diluted earnings per share, for the three months ended March 31, 2021, as compared to $15.5 million, or $0.78 diluted earnings per share, for the three months ended December 31, 2020, and a net loss of $11.2 million, or $(0.56) diluted earnings per share, for the three months ended March 31, 2020.

On a non-GAAP basis, core net income, which excludes due diligence and merger-related expenses related to the pending merger with WSFS Financial Corporation (“WSFS”) and other non-core income and expense items, as detailed in the appendix to this earnings release, was $18.7 million, or $0.93 diluted earnings per share, for the three months ended March 31, 2021 as compared to $15.5 million, or $0.77 diluted earnings per share, for the three months ended December 31, 2020. There were no meaningful non-core income or expense items for the three months ended March 31, 2020. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are pleased with the start of 2021, posting another quarter of solid earnings and strong credit performance,” commented Frank Leto, President and Chief Executive Officer, continuing, “We saw modest improvement in the net interest margin and our wealth business continues to deliver consistent fee income as wealth assets under management surpassed the $20 billion milestone. While working through merger preparation efforts, we remain steadfast in our focus of achieving solid financial results for our shareholders, as well as serving our customers and communities in which we serve.”

On April 22, 2021, the Board of Directors of the Corporation declared a quarterly dividend of $0.27 per share, payable June 1, 2021 to shareholders of record as of May 4, 2021.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – First Quarter 2021 Compared to Fourth Quarter 2020

•Net income for the three months ended March 31, 2021 was $17.1 million, or $0.85 diluted earnings per share, as compared to $15.5 million, or $0.78 diluted earnings per share, for the three months ended December 31, 2020. Net interest income for the three months ended March 31, 2021 was $34.8 million, a $256 thousand decrease as compared to the linked quarter. The provision for credit losses (the “Provision”), which includes the provision for credit losses on loans and leases, off-balance sheet credit exposures, and accrued interest receivable on COVID-19 deferrals, for the three months ended March 31, 2021 was a recovery of $5.2 million, as compared to a recovery of $1.2 million for the three months ended December 31, 2020. Total noninterest income decreased $2.2 million, total noninterest expense decreased $921 thousand, and income tax expense increased $988 thousand for the three months ended March 31, 2021, as compared to the three months ended December 31, 2020.

•Net interest income for the three months ended March 31, 2021 was $34.8 million, a $256 thousand decrease as compared to the linked quarter. Tax-equivalent net interest income for the three months ended March 31, 2021 was $34.9 million, a $262 thousand decrease as compared to the linked quarter. Tax-equivalent net interest income for the first quarter of 2021 was positively impacted by the accretion of purchase accounting fair value marks of $515 thousand, a decrease of $403 thousand as compared to $918 thousand for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended March 31, 2021 was $34.4 million, an increase of $141 thousand over the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.16% for the three months ended March 31, 2021 as compared to 3.04% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.11% for the three months ended March 31, 2021 as compared to 2.96% for the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The change in tax-equivalent net interest income adjusted for purchase accounting included an increase of $384 thousand in tax-equivalent interest income on available for sale investment securities, a decrease of $678 thousand in tax-equivalent interest and fees earned on loans and leases, and a decrease of $487 thousand in interest expense on deposits, for the three months ended March 31, 2021 as compared to the linked quarter.

Tax-equivalent interest income on available for sale investment securities for the three months ended March 31, 2021 increased $384 thousand as compared to the linked quarter. The tax-equivalent yield on average available for sale investment securities for the three months ended March 31, 2021 was 1.63%, a 12 basis point increase as compared to the linked quarter. Average available for sale investment securities increased $59.5 million for the three months ended March 31, 2020 as compared to the linked quarter.

Tax-equivalent interest and fees earned on loans and leases for the three months ended March 31, 2021 decreased $1.1 million as compared to the linked quarter. The tax-equivalent yield on average loans and leases for the three months ended March 31, 2021 was 3.90%, a one basis point increase as compared to the linked quarter. Average loans and leases decreased $50.4 million for the three months ended March 31, 2021 as compared to the linked quarter.

Interest expense on deposits for the three months ended March 31, 2021 decreased $467 thousand as compared to the linked quarter. The rate paid on average interest-bearing deposits for the three months ended March 31, 2021 was 0.22%, a 5 basis point decrease as compared to the linked quarter. Average interest-bearing deposits for the three months ended March 31, 2021 decreased $152.9 million as compared to the linked quarter.

•Noninterest income of $19.8 million for the three months ended March 31, 2021 declined $2.2 million as compared to the linked quarter. The decrease was primarily driven by a nonrecurring $2.3 million gain on sale of long-lived assets recognized in the fourth quarter of 2020 in connection with the sale of owned office space. This decrease, coupled with a decrease of $592 thousand in net gain on sale of loans was partially offset by increases of $755 thousand and $248 thousand in capital markets revenue and fees for wealth management services, respectively.

•Noninterest expense of $37.7 million for the three months ended March 31, 2021 declined $921 thousand as compared to the linked quarter. The decrease was primarily driven by the lack of nonrecurring facility charges recorded in the fourth quarter of 2020 which included $1.6 million of impairment of long-lived assets and $801 thousand of disposal expense of leasehold improvements and equipment associated with the sale of owned office space and the early termination of leased office space.

These prior quarter facility driven charges, which are detailed in the appendix to this earnings release as non-core items, were coupled with first quarter noninterest expense decreases of $900 thousand, $378 thousand, and $334 thousand in salaries and wages, advertising expense, and professional fees, respectively. Partially offsetting these decreases were $1.6 million of due diligence and merger-related expenses related to the pending merger with WSFS and increases of $1.0 million and $829 thousand in Pennsylvania bank shares tax and employee benefits, respectively.

•A recovery of Provision of $5.2 million was recorded for the three months ended March 31, 2021 as compared to a recovery of Provision of $1.2 million for the three months ended December 31, 2020. The recovery of Provision of $5.2 million for the three months ended March 31, 2021 was primarily comprised of a $5.5 million recovery of provision for credit losses on loans and leases, partially offset by a $259 thousand provision for credit losses on off-balance sheet exposures. The difference in Provision between the two periods was driven by changes in current and forward-looking economic assumptions, as well as projected prepayments, included in the estimation of expected credit losses on loans and leases as of March 31, 2021 as compared to December 31, 2020. Net loan and lease charge-offs for the first quarter of 2021 totaled $642 thousand, a decrease of $1.7 million as compared to $2.3 million for the fourth quarter of 2020.

•The effective tax rate for the first quarter of 2021 increased to 22.93% as compared to 20.86% for the fourth quarter of 2020. The increase in effective tax rate was primarily due to a $323 thousand discrete tax item related to non-deductible merger-related expenses recognized in the first quarter of 2021.

Results of Operations – First Quarter 2021 Compared to First Quarter 2020

•Net income for the three months ended March 31, 2021 was $17.1 million, or $0.85 diluted earnings per share, as compared to a net loss of $11.4 million, or $(0.56) diluted earnings per share, for the three months ended March 31, 2020. Net interest income for the three months ended March 31, 2021 was $34.8 million, a decrease of $1.6 million as compared to the same period in 2020. A recovery of Provision of $5.2 million was recorded for the three months ended March 31, 2021 as compared to a Provision of $35.4 million for the three months ended March 31, 2020, a difference of $40.6 million. The difference in Provision between the two periods was driven by the current and forward-looking economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of March 31, 2021 as compared to March 31, 2020. Total noninterest income increased $1.5 million, total noninterest expense increased $4.3 million, and income tax expense increased $8.0 million for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020.

•Net interest income for the three months ended March 31, 2021 was $34.8 million, a decrease of $1.6 million as compared to the same period in 2020. Tax-equivalent net interest income for the three months ended March 31, 2021 was $34.9 million, a decrease of $1.6 million as compared to the same period in 2020. Tax-equivalent net interest income for the first quarter of 2021 was positively impacted by the accretion of purchase accounting fair value marks of $515 thousand as compared to $949 thousand for the same period in 2020. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended March 31, 2021 was $34.3 million, a decrease of $1.1 million as compared to the same period in 2020. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.16% for the three months ended March 31, 2021 as compared to 3.38% for the same period in 2020. Adjusting for the impacts of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.11% for the three months ended March 31, 2021 as compared to 3.29% for the same period in 2020. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The change in tax-equivalent net interest income adjusted for purchase accounting included decreases of $7.8 million, $6.3 million, $443 thousand, and $132 thousand in tax-equivalent interest and fees earned on loans and leases, interest paid on deposits, interest expense on short-term borrowings, and tax-equivalent interest income on available for sale investment securities, respectively, for the three months ended March 31, 2021 as compared to the same period in 2020.

Tax-equivalent interest and fees earned on loans and leases for the three months ended March 31, 2021 decreased $8.2 million as compared to the same period in 2020. The tax-equivalent yield on average loans and leases for the three months ended March 31, 2021 was 3.90%, a 72 basis point decrease as compared to the same period in 2020. Average loans and leases decreased $131.2 million for the three months ended March 31, 2021 as compared to the same period in 2020.

Tax-equivalent interest income on available for sale investment securities for the three months ended March 31, 2021 decreased $132 thousand as compared to the same period in 2020. The tax-equivalent yield on average available for sale investment securities for the three months ended March 31, 2021 was 1.63%, a 76 basis point decrease as compared to the same period in 2020. Average available for sale investment securities increased $216.5 million for the three months ended March 31, 2021 as compared to the same period in 2020.

Interest expense on deposits for the three months ended March 31, 2021 decreased $6.2 million as compared to the same period in 2020. The rate paid on average interest-bearing deposits for the three months ended March 31, 2021 was 0.22%, an 86 basis point decrease as compared to the same period in 2020. Average interest-bearing deposits for the three months ended March 31, 2021 decreased $240.7 million as compared to the same period in 2020.

Interest expense on short-term borrowings for the three months ended March 31, 2021 decreased $443 thousand as compared to the same period in 2020. The decrease was primarily due to a $108.6 million decrease in average short-term borrowings for the three months ended March 31, 2021 as compared to the same period in 2020, coupled with a 117 basis point decrease in the rate paid for the three months ended March 31, 2021 as compared to the same period in 2020.

•Noninterest income of $19.8 million for the three months ended March 31, 2021 represented a $1.5 million increase over the same period in 2020. The increase was driven by increases of $1.9 million and $1.7 million in other operating income and fees for wealth management services, respectively, partially offset by decreases of $765 thousand and $532 thousand in capital markets revenue and net gain on sale of loans, respectively. The $1.9 million increase in other operating income was primarily due to a $978 thousand loss on trading securities recorded in the first quarter of 2020 due to market fluctuations affecting the Corporation's executive and director supplemental retirement plan assets, as compared to a $137 thousand gain on trading securities recorded in the first quarter of 2021.

•Noninterest expense of $37.7 million for the three months ended March 31, 2021 represented a $4.3 million increase over the same period in 2020. Increases of $2.5 million, $1.6 million, and $633 thousand in other operating expenses, merger related expenses, and Pennsylvania bank shares tax expense, respectively, were partially offset by decreases of $225 thousand, $189 thousand, $159 thousand, and $123 thousand in advertising expense, furniture, fixtures and equipment expense, salaries and wages, and occupancy and bank premises expense, respectively. The $2.5 million increase in other operating expenses was driven by a $1.9 million increase in deferred compensation expense as market fluctuations resulted in a $1.1 million reduction in expense in the first quarter of 2020 as compared to $801 thousand of expense in the first quarter of 2021.

•A recovery of Provision of $5.2 million was recorded for the three months ended March 31, 2021 as compared to a Provision of $35.3 million for the three months ended March 31, 2020, a decrease of $40.6 million. The difference in Provision between the two periods was driven by changes in the current and forward-looking economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of March 31, 2021 as compared to March 31, 2020. Net loan and lease charge-offs for the first quarter of 2021 totaled $642 thousand, a decrease of $3.4 million as compared to $4.1 million for the first quarter in 2020.

•The effective tax rate for the first quarter of 2021 increased to 22.93% as compared to 20.94% for the first quarter of 2020. The increase in effective tax rate was primarily due to a $323 thousand discrete tax item related to non-deductible merger-related expenses recognized in the first quarter of 2021.

Financial Condition – March 31, 2021 Compared to December 31, 2020

•Total assets as of March 31, 2021 were $4.91 billion, a decrease of $517.5 million from December 31, 2020. The decrease was primarily driven by decreases of $436.0 million, $48.9 million, and $30.8 million in available for sale investment securities, cash balances, and other assets, respectively.

•Available for sale investment securities as of March 31, 2021 totaled $739.0 million, a decrease of $436.0 million from December 31, 2020. The decrease was primarily due to the maturing, in January 2021, of $500.0 million of short-term U.S. Treasury securities included on the balance sheet as of December 31, 2020, partially offset by increases of $43.5 million and $17.3 million of mortgage-backed securities and U.S. Government and agency securities, respectively.

•Total portfolio loans and leases of $3.63 billion as of March 31, 2021 increased $4.8 million as compared to December 31, 2020. Increases of $40.4 million, $26.2 million and $3.6 million in commercial and industrial loans, construction loans and residential mortgage junior liens, respectively, were partially offset by decreases of $27.3 million, $18.8 million, $11.9 million and $7.1 million in nonowner-occupied commercial mortgages, residential mortgage 1st liens, home equity lines of credit and leases, respectively.

As of March 31, 2021, 31 consumer loans and leases in the amount of $4.5 million and 42 commercial loans in the amount of $61.5 million are within a deferral period under the Bank's modification programs, the total comprising 1.8% of the Bank’s portfolio loans and leases. Of those commercial loans within a deferral period, $57.0 million, or 92.6% of deferred commercial loans, continue to make interest-only payments.

•The ACL on loans and leases was $47.6 million as of March 31, 2021 as compared to an ACL on loans and leases of $53.7 million as of December 31, 2020, a decrease of $6.1 million. The difference in ACL on loans and leases between the two periods was driven by the current and forward-looking economic impacts of the COVID-19 pandemic, as well as projected prepayments, included in the estimation of expected credit losses on loans and leases as of March 31, 2021 as compared to December 31, 2020.

•Deposits of $3.90 billion as of March 31, 2021 decreased $474.0 million from December 31, 2020. The decrease was primarily driven by decreases of $213.9 million, $204.4 million, and $37.1 million in interest-bearing demand accounts, wholesale non-maturity deposits, and noninterest bearing deposits, respectively, partially offset by an increase of $37.5 million in money market accounts. The decrease in wholesale non-maturity deposits was primarily due to a decrease of approximately $200.0 million of wholesale deposits in the first quarter of 2021, which was used to partially fund the purchase of $500.0 million of short-term U.S. Treasury securities included on the balance sheet as of December 31, 2020. The decrease in interest-bearing demand deposits was primarily driven by management's active management of excess liquidity in this current interest rate environment.

•Borrowings of $220.9 million as of March 31, 2021, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $12.0 million from December 31, 2020, primarily due to a decrease of $12.1 million in short-term borrowings.

•Wealth assets totaled $20.06 billion as of March 31, 2021, an increase of $1.08 billion from December 31, 2020. As of March 31, 2021, wealth assets consisted of $12.80 billion of wealth assets where fees are set at fixed amounts, an increase of $946.3 million from December 31, 2020, and $7.26 billion of wealth assets where fees are predominantly determined based on the market value of the assets held in their accounts, an increase of $136.5 million from December 31, 2020.

•The capital ratios for the Bank and the Corporation, as of March 31, 2021, as shown in the attached tables, indicate regulatory capital levels in excess of the regulatory minimums and the levels necessary for the Bank to be considered “well capitalized.” In September 2020, the U.S. banking agencies issued a final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period. This final rule is consistent with the interim final rule issued by the U.S. banking agencies in March 2020. The current and prior quarter ratios reflect the Corporation's election of the five-year transition provision.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This communication contains statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of the Corporation) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition with WSFS does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; the outcome of any legal proceedings that may be instituted against the Corporation; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and the Corporation will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom the Corporation has business relationships; diversion of management time on merger-related issues; the reaction to the proposed transaction of our customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic; and other factors, many of which are beyond the control of the Corporation. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in the Corporation’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by the Corporation with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Corporation or its businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. The Corporation undertakes no obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.

Important Additional Information will be Filed with the SEC

In connection with the proposed merger transaction, WSFS has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (SEC File No. 333-255329) which includes a joint proxy statement of WSFS and the Corporation and a prospectus of WSFS (the “Joint Proxy/Prospectus”), and each of WSFS and the Corporation may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy/Prospectus will be mailed to stockholders of WSFS and the Corporation. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS AND THE CORPORATION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WSFS, THE CORPORATION AND THE PROPOSED TRANSACTION.

Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about WSFS and the Corporation, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Participants in the Solicitation

WSFS, the Corporation and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WSFS or the Corporation in respect of the proposed transaction. Information about WSFS’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 23, 2020, and other documents filed by WSFS with the SEC. Information regarding the Corporation’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 6, 2020, and other documents filed by the Corporation with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$37,089	$85,026	$241,763	$448,113	$69,239
Investment securities	761,877	1,198,346	584,529	550,974	537,592
Loans held for sale	3,210	6,000	4,574	4,116	2,785
Portfolio loans and leases	3,633,235	3,628,411	3,676,684	3,722,165	3,767,166
Allowance for credit losses ("ACL") on loans and leases	(47,562)	(53,709)	(56,428)	(54,974)	(54,070)
Goodwill and other intangible assets	198,738	199,576	200,445	201,315	202,225
Total assets	4,914,508	5,432,022	5,046,939	5,271,311	4,923,033
Deposits - interest-bearing	2,537,534	2,974,411	2,783,188	3,026,152	2,850,986
Deposits - non-interest-bearing	1,364,716	1,401,843	1,230,391	1,217,496	927,922
Short-term borrowings	60,027	72,161	23,456	28,891	162,045
Long-term FHLB advances	39,941	39,906	44,872	44,837	47,303
Subordinated notes	98,928	98,883	98,839	98,794	98,750
Jr. subordinated debentures	21,983	21,935	21,889	21,843	21,798
Total liabilities	4,291,412	4,809,700	4,434,322	4,667,637	4,329,854
Total shareholders' equity	623,096	622,322	612,617	603,674	593,179
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	110,972	245,904	336,225	195,966	50,330
Investment securities	760,625	701,258	574,094	542,321	542,876
Loans held for sale	1,203	2,836	4,393	3,805	2,319
Portfolio loans and leases	3,606,011	3,654,736	3,697,102	3,936,227	3,736,067
Total interest-earning assets	4,478,811	4,604,734	4,611,814	4,678,319	4,331,592
Goodwill and intangible assets	199,208	200,060	200,931	201,823	202,760
Total assets	4,968,542	5,124,702	5,157,588	5,226,074	4,844,918
Deposits - interest-bearing	2,613,004	2,765,941	2,891,652	2,969,113	2,853,712
Short-term borrowings	32,020	29,130	29,913	136,816	140,585
Long-term FHLB advances	39,921	43,634	44,849	46,161	47,335
Subordinated notes	98,904	98,860	98,815	98,770	98,725
Jr. subordinated debentures	21,955	21,905	21,859	21,814	21,768
Total interest-bearing liabilities	2,805,804	2,959,470	3,087,088	3,272,674	3,162,125
Total liabilities	4,343,552	4,507,444	4,548,395	4,625,511	4,229,908
Total shareholders' equity	624,990	617,258	609,193	600,563	615,010

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Income Statement
Net interest income	$34,781	$35,037	$35,032	$37,385	$36,333
(Recovery of) provision for credit losses	(5,246)	(1,209)	4,101	3,435	35,350
Noninterest income	19,841	22,006	21,099	20,566	18,300
Noninterest expense	37,703	38,624	35,197	35,503	33,403
Income tax expense (benefit)	5,082	4,094	3,709	4,010	(2,957)
Net income (loss)	17,083	15,534	13,124	15,003	(11,163)
Net loss attributable to noncontrolling interest	—	(3)	(40)	(32)	—
Net income (loss) attributable to Bryn Mawr Bank Corporation	17,083	15,537	13,164	15,035	(11,163)
Basic earnings per share	0.86	0.78	0.66	0.75	(0.56)
Diluted earnings per share	0.85	0.78	0.66	0.75	(0.56)
Net income (loss) (core) (1)	18,707	15,518	13,164	15,399	(11,163)
Basic earnings per share (core) (1)	0.94	0.78	0.66	0.77	(0.56)
Diluted earnings per share (core) (1)	0.93	0.77	0.66	0.77	(0.56)
Dividends paid or accrued per share	0.27	0.27	0.27	0.26	0.26
Profitability Indicators
Return on average assets	1.39%	1.21%	1.02%	1.16%	(0.93)%
Return on average equity	11.09%	10.01%	8.60%	10.07%	(7.30)%
Return on tangible equity(1)	16.87%	15.44%	13.47%	15.86%	(10.17)%
Return on tangible equity (core)(1)	18.42%	15.42%	13.47%	16.23%	(10.17)%
Return on average assets (core)(1)	1.53%	1.20%	1.02%	1.19%	(0.93)%
Return on average equity (core)(1)	12.14%	10.00%	8.60%	10.31%	(7.30)%
Tax-equivalent net interest margin	3.16%	3.04%	3.03%	3.22%	3.38%
Efficiency ratio(1)	64.48%	64.81%	61.16%	58.75%	59.46%
Share Data
Closing share price	$45.51	$30.60	$24.87	$27.66	$28.38
Book value per common share	$31.34	$31.18	$30.70	$30.29	$29.78
Tangible book value per common share(1)	$21.39	$21.22	$20.69	$20.23	$19.66
Price / book value	145.21%	98.14%	81.01%	91.32%	95.30%
Price / tangible book value(1)	212.76%	144.20%	120.20%	136.73%	144.35%
Weighted average diluted shares outstanding	20,050,736	20,027,658	20,021,617	20,008,219	20,053,159
Shares outstanding, end of period	19,878,993	19,960,294	19,958,186	19,927,893	19,921,524
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$20,059,371	$18,976,544	$17,244,307	$17,012,903	$15,593,732
Fees for wealth management services	$12,836	$12,588	$11,707	$9,069	$11,168

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	12.08%	11.53%	12.02%	11.68%	11.10%
Total capital to RWA	13.18%	12.75%	13.27%	12.93%	12.33%
Tier I leverage ratio	9.47%	8.79%	9.16%	8.75%	9.12%
Tangible equity ratio (1)	9.41%	8.27%	9.36%	8.67%	8.98%
Common equity Tier I capital to RWA	12.08%	11.53%	12.02%	11.68%	11.10%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	12.15%	11.86%	11.48%	11.27%	10.80%
Total capital to RWA	15.73%	15.55%	15.19%	15.14%	14.62%
Tier I leverage ratio	9.53%	9.04%	8.75%	8.44%	8.88%
Tangible equity ratio (1)	9.02%	8.09%	8.52%	7.95%	8.30%
Common equity Tier I capital to RWA	11.58%	11.29%	10.92%	10.71%	10.25%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$642	$2,340	$2,187	$3,398	$4,073

Loans and leases risk-rated Special Mention	$74,595	$68,892	$48,267	$55,171	$14,833
Total classified loans and leases	129,120	153,011	175,501	154,687	60,972
Total criticized loans and leases	$203,715	$221,903	$223,768	$209,858	$75,805

Nonperforming loans and leases ("NPL"s)	$5,197	$5,306	$8,597	$8,418	$7,557
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPA"s)	$5,197	$5,306	$8,597	$8,418	$7,557

Nonperforming loans and leases 30 or more days past due	$1,903	$2,001	$4,153	$3,223	$3,380
Performing loans and leases 30 to 89 days past due	5,396	10,847	9,351	10,022	19,930
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$7,299	$12,848	$13,504	$13,245	$23,310

Delinquent loans and leases to total loans and leases	0.20%	0.35%	0.37%	0.36%	0.62%
Delinquent performing loans and leases to total loans and leases	0.15%	0.30%	0.25%	0.27%	0.53%
NCOs / average loans and leases (annualized)	0.07%	0.25%	0.24%	0.35%	0.44%
NPLs / total portfolio loans and leases	0.14%	0.15%	0.23%	0.23%	0.20%
NPAs / total loans and leases and OREO	0.14%	0.15%	0.23%	0.23%	0.20%
NPAs / total assets	0.11%	0.10%	0.17%	0.16%	0.15%
ACL / NPLs	915.18%	1,012.23%	656.37%	653.05%	715.50%
ACL / classified loans and leases	36.84%	35.10%	32.15%	35.54%	88.68%
ACL / criticized loans and leases	23.35%	24.20%	25.22%	26.20%	71.33%
ACL / portfolio loans	1.31%	1.48%	1.53%	1.48%	1.44%
ACL for originated loans and leases / Originated loans and leases (1)	1.33%	1.50%	1.56%	1.51%	1.47%
(Total ACL + Loan mark) / Total Gross portfolio loans and leases (1)	1.46%	1.65%	1.73%	1.69%	1.68%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,480	$1,737	$1,393	$1,792	$3,248
TDRs in compliance with modified terms	6,967	7,046	8,590	10,013	4,852
Total TDRs	$8,447	$8,783	$9,983	$11,805	$8,100
(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(3)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. Beginning with the March 31, 2020 call report, the capital ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Assets
Cash and due from banks	$10,311	$11,287	$15,670	$16,408	$17,803
Interest-bearing deposits with banks	37,089	85,026	241,763	448,113	69,239
Cash and cash equivalents	47,400	96,313	257,433	464,521	87,042
Investment securities, available for sale	738,974	1,174,964	564,774	530,581	516,466
Investment securities, held to maturity	14,126	14,759	11,725	12,592	13,369
Investment securities, trading	8,777	8,623	8,030	7,801	7,757
Loans held for sale	3,210	6,000	4,574	4,116	2,785
Portfolio loans and leases, originated	3,405,128	3,380,727	3,396,068	3,422,890	3,424,601
Portfolio loans and leases, acquired	228,107	247,684	280,616	299,275	342,565
Total portfolio loans and leases	3,633,235	3,628,411	3,676,684	3,722,165	3,767,166
Less: Allowance for credit losses on originated loans and leases	(45,285)	(50,783)	(52,968)	(51,659)	(50,365)
Less: Allowance for credit losses on acquired loans and leases	(2,277)	(2,926)	(3,460)	(3,315)	(3,705)
Total allowance for credit losses on loans and lease	(47,562)	(53,709)	(56,428)	(54,974)	(54,070)
Net portfolio loans and leases	3,585,673	3,574,702	3,620,256	3,667,191	3,713,096
Premises and equipment	55,510	56,662	60,369	61,778	63,144
Operating lease right-of-use assets	33,848	34,601	38,536	39,348	40,157
Accrued interest receivable	15,058	15,440	16,609	15,577	12,017
Mortgage servicing rights	2,493	2,626	2,881	3,440	4,115
Bank owned life insurance	60,721	60,393	60,072	59,728	59,399
Federal Home Loan Bank ("FHLB") stock	5,986	12,666	4,506	4,506	11,928
Goodwill	184,012	184,012	184,012	184,012	184,012
Intangible assets	14,726	15,564	16,433	17,303	18,213
Other investments	17,811	17,742	17,129	17,055	16,786
Other assets	126,183	156,955	179,600	181,762	172,747
Total assets	$4,914,508	$5,432,022	$5,046,939	$5,271,311	$4,923,033

Liabilities
Deposits
Noninterest-bearing	$1,364,716	$1,401,843	$1,230,391	$1,217,496	$927,922
Interest-bearing	2,537,534	2,974,411	2,783,188	3,026,152	2,850,986
Total deposits	3,902,250	4,376,254	4,013,579	4,243,648	3,778,908
Short-term borrowings	60,027	72,161	23,456	28,891	162,045
Long-term FHLB advances	39,941	39,906	44,872	44,837	47,303
Subordinated notes	98,928	98,883	98,839	98,794	98,750
Jr. subordinated debentures	21,983	21,935	21,889	21,843	21,798
Operating lease liabilities	39,543	40,284	42,895	43,693	44,482
Accrued interest payable	6,358	6,277	7,984	7,907	7,230
Other liabilities	122,382	154,000	180,808	178,024	169,338
Total liabilities	4,291,412	4,809,700	4,434,322	4,667,637	4,329,854

Shareholders' equity
Common stock	24,715	24,714	24,710	24,662	24,655
Paid-in capital in excess of par value	382,202	381,653	380,770	380,167	379,495
Less: common stock held in treasury, at cost	(91,774)	(89,164)	(89,100)	(88,612)	(88,540)
Accumulated other comprehensive income, net of tax	154	8,948	10,139	9,019	8,869
Retained earnings	308,569	296,941	286,865	279,165	269,395
Total Bryn Mawr Bank Corporation shareholders' equity	623,866	623,092	613,384	604,401	593,874
Noncontrolling interest	(770)	(770)	(767)	(727)	(695)
Total shareholders' equity	623,096	622,322	612,617	603,674	593,179
Total liabilities and shareholders' equity	$4,914,508	$5,432,022	$5,046,939	$5,271,311	$4,923,033

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial real estate - nonowner-occupied	$1,408,240	$1,435,575	$1,382,757	$1,375,904	$1,354,416
Commercial real estate - owner-occupied	578,747	578,509	568,219	542,688	530,667
Home equity lines of credit	157,418	169,337	179,125	194,767	209,278
Residential mortgage - 1st liens	602,584	621,369	660,923	695,270	710,495
Residential mortgage - junior liens	27,400	23,795	26,150	33,644	35,583
Construction	187,472	161,308	186,415	212,374	221,116
Total real estate loans	2,961,861	2,989,893	3,003,589	3,054,647	3,061,555
Commercial & Industrial	486,824	446,438	465,315	457,529	491,298
Consumer	39,226	39,683	47,043	43,762	45,951
Leases	145,324	152,397	160,737	166,227	168,362
Total non-real estate loans and leases	671,374	638,518	673,095	667,518	705,611
Total portfolio loans and leases	$3,633,235	$3,628,411	$3,676,684	$3,722,165	$3,767,166

	Nonperforming Loans and Leases as of
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial real estate - nonowner-occupied	$56	$57	$849	$245	$181
Commercial real estate - owner-occupied	1,355	1,659	3,597	4,046	2,543
Home equity lines of credit	532	729	890	915	758
Residential mortgage - 1st liens	645	99	862	912	1,080
Residential mortgage - junior liens	184	85	50	72	79
Total nonperforming real estate loans	2,772	2,629	6,248	6,190	4,641
Commercial & Industrial	1,490	1,775	1,784	1,973	2,692
Consumer	40	30	31	36	52
Leases	895	872	534	219	172
Total nonperforming non-real estate loans and leases	2,425	2,677	2,349	2,228	2,916
Total nonperforming portfolio loans and leases	$5,197	$5,306	$8,597	$8,418	$7,557

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial real estate - nonowner-occupied	$—	$240	$(2)	$(4)	$(2)
Commercial real estate - owner-occupied	189	382	494	1,234	—
Home equity lines of credit	—	—	—	(4)	114
Residential mortgage - 1st liens	1	—	(13)	420	727
Residential mortgage - junior liens	—	—	—	—	—
Construction	(1)	(1)	(1)	(1)	(1)
Total net charge-offs of real estate loans	189	621	478	1,645	838
Commercial & Industrial	(54)	897	1,522	499	612
Consumer	107	409	134	238	261
Leases	400	413	53	1,016	2,362
Total net charge-offs of non-real estate loans and leases	453	1,719	1,709	1,753	3,235
Total net charge-offs	$642	$2,340	$2,187	$3,398	$4,073

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
U.S. Treasury securities	$100	$500,100	$100	$100	$101
Obligations of the U.S. Government and agencies	110,413	93,098	90,928	114,149	106,679
State & political subdivisions - tax-free	2,168	2,171	3,178	4,583	4,562
Mortgage-backed securities	497,328	453,857	431,822	377,204	374,775
Collateralized mortgage obligations	17,073	19,263	22,253	25,873	29,699
Collateralized loan obligations	99,666	94,404	6,500	—	—
Corporate bonds	11,576	11,421	9,343	8,022	—
Other debt securities	650	650	650	650	650
Total investment securities available for sale, at fair value	$738,974	$1,174,964	$564,774	$530,581	$516,466

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
U.S. Treasury securities	$—	$5	$—	$—	$1
Obligations of the U.S. Government and agencies	(2,597)	649	995	1,103	1,036
State & political subdivisions - tax-free	16	22	27	30	10
Mortgage-backed securities	8,957	12,282	12,901	11,683	11,554
Collateralized mortgage obligations	522	583	662	702	778
Collateralized loan obligations	151	(96)	—	—	—
Corporate bonds	576	421	343	22	—
Total unrealized gains on investment securities available for sale	$7,625	$13,866	$14,928	$13,540	$13,379

	Deposits
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest-bearing deposits:
Interest-bearing demand	$671,854	$885,802	$815,561	$910,441	$750,127
Money market	1,201,115	1,163,620	1,199,429	1,239,523	1,133,952
Savings	286,124	282,406	245,167	249,636	247,799
Retail time deposits	301,702	331,527	366,245	400,186	406,828
Wholesale non-maturity deposits	70,605	275,011	77,356	146,463	198,888
Wholesale time deposits	6,134	36,045	79,430	79,903	113,392
Total interest-bearing deposits	2,537,534	2,974,411	2,783,188	3,026,152	2,850,986
Noninterest-bearing deposits	1,364,716	1,401,843	1,230,391	1,217,496	927,922
Total deposits	$3,902,250	$4,376,254	$4,013,579	$4,243,648	$3,778,908

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest income:
Interest and fees on loans and leases	$34,578	$35,632	$36,799	$40,690	$42,795
Interest on cash and cash equivalents	22	62	85	37	111
Interest on investment securities	3,050	2,717	2,658	2,894	3,201
Total interest income	37,650	38,411	39,542	43,621	46,107
Interest expense:
Interest on deposits	1,424	1,891	2,967	4,476	7,637
Interest on short-term borrowings	10	9	8	232	453
Interest on FHLB advances	203	226	234	155	244
Interest on jr. subordinated debentures	198	205	207	229	295
Interest on subordinated notes	1,034	1,043	1,094	1,144	1,145
Total interest expense	2,869	3,374	4,510	6,236	9,774
Net interest income	34,781	35,037	35,032	37,385	36,333
(Recovery of) provision for credit losses ("PCL")	(5,246)	(1,209)	4,101	3,435	35,350
Net interest income after PCL	40,027	36,246	30,931	33,950	983
Noninterest income:
Fees for wealth management services	12,836	12,588	11,707	9,069	11,168
Insurance commissions	1,464	1,393	1,682	1,303	1,533
Capital markets revenue	1,596	841	3,314	2,975	2,361
Service charges on deposits	696	756	663	603	846
Loan servicing and other fees	304	360	373	452	461
Net gain on sale of loans	250	842	1,021	3,134	782
Net gain on sale of long-lived assets	6	2,297	—	—	—
Net gain (loss) on sale of other real estate owned	—	—	—	—	148
Dividends on FHLB and FRB stocks	222	337	127	243	444
Other operating income	2,467	2,592	2,212	2,787	557
Total noninterest income	19,841	22,006	21,099	20,566	18,300
Noninterest expense:
Salaries and wages	16,830	17,730	17,201	16,926	16,989
Employee benefits	3,687	2,858	3,026	3,221	3,500
Occupancy and bank premises	2,892	3,624	3,055	3,033	3,015
Furniture, fixtures and equipment	2,242	2,400	2,481	2,120	2,431
Impairment of long-lived assets	—	1,605	—	—	—
Advertising	176	554	458	196	401
Amortization of intangible assets	838	869	870	910	918
Due diligence, merger-related and merger integration expenses	1,646	—	—	—	—
Professional fees	1,433	1,767	1,718	1,575	1,368
Pennsylvania bank shares tax	749	(339)	115	116	116
Data processing	1,404	1,501	1,403	1,479	1,394
Other operating expenses	5,806	6,055	4,870	5,927	3,271
Total noninterest expense	37,703	38,624	35,197	35,503	33,403
Income (loss) before income taxes	22,165	19,628	16,833	19,013	(14,120)
Income tax expense (benefit)	5,082	4,094	3,709	4,010	(2,957)
Net income (loss)	$17,083	$15,534	$13,124	$15,003	$(11,163)
Net loss attributable to noncontrolling interest	—	(3)	(40)	(32)	—
Net income (loss) attributable to Bryn Mawr Bank Corporation	$17,083	$15,537	$13,164	$15,035	$(11,163)

Per share data:
Weighted average shares outstanding	19,907,873	19,958,567	19,945,634	19,926,737	20,053,159
Dilutive common shares	142,863	69,091	75,983	81,482	—
Weighted average diluted shares	20,050,736	20,027,658	20,021,617	20,008,219	20,053,159
Basic earnings per common share	$0.86	$0.78	$0.66	$0.75	$(0.56)
Diluted earnings per common share	$0.85	$0.78	$0.66	$0.75	$(0.56)
Dividends paid or accrued per share	$0.27	$0.27	$0.27	$0.26	$0.26
Effective tax rate	22.93%	20.86%	22.03%	21.09%	20.94%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2021			December 31, 2020			September 30, 2020			June 30, 2020			March 31, 2020
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$110,972	$22	0.08%	$245,904	$62	0.10%	$336,225	$85	0.10%	$195,966	$37	0.08%	$50,330	$111	0.89%
Investment securities - available for sale:
Taxable	735,508	2,947	1.62%	675,642	2,561	1.51%	550,199	2,562	1.85%	516,823	2,775	2.16%	516,244	3,065	2.39%
Tax-exempt	2,170	14	2.62%	2,490	16	2.56%	3,690	23	2.48%	4,572	26	2.29%	4,909	28	2.29%
Total investment securities - available for sale	737,678	2,961	1.63%	678,132	2,577	1.51%	553,889	2,585	1.86%	521,395	2,801	2.16%	521,153	3,093	2.39%

Investment securities - held to maturity	14,329	73	2.07%	15,093	57	1.50%	12,248	57	1.85%	13,126	73	2.24%	13,195	87	2.65%
Investment securities - trading	8,618	19	0.89%	8,033	86	4.26%	7,957	21	1.05%	7,800	24	1.24%	8,528	25	1.18%

Loans and leases *	3,607,214	34,674	3.90%	3,657,572	35,734	3.89%	3,701,495	36,901	3.97%	3,940,032	40,779	4.16%	3,738,386	42,898	4.62%

Total interest-earning assets	4,478,811	37,749	3.42%	4,604,734	38,516	3.33%	4,611,814	39,649	3.42%	4,678,319	43,714	3.76%	4,331,592	46,214	4.29%

Cash and due from banks	10,824			13,192			16,557			16,263			12,479
Less: allowance for loan and lease losses	(53,582)			(55,634)			(55,285)			(54,113)			(25,786)
Other assets	532,489			562,410			584,502			585,605			526,633

Total assets	$4,968,542			$5,124,702			$5,157,588			$5,226,074			$4,844,918

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$2,178,730	$374	0.07%	$2,285,807	$495	0.09%	$2,282,591	$1,042	0.18%	$2,313,150	$2,341	0.41%	$2,197,279	$4,981	0.91%
Wholesale deposits	117,710	257	0.89%	130,660	293	0.89%	223,527	465	0.83%	245,052	486	0.80%	253,322	977	1.55%
Retail time deposits	316,564	793	1.02%	349,474	1,103	1.26%	385,534	1,460	1.51%	410,911	1,649	1.61%	403,111	1,679	1.68%
Total interest-bearing deposits	2,613,004	1,424	0.22%	2,765,941	1,891	0.27%	2,891,652	2,967	0.41%	2,969,113	4,476	0.61%	2,853,712	7,637	1.08%

Borrowings:
Short-term borrowings	32,020	10	0.13%	29,130	9	0.12%	29,913	8	0.11%	136,816	232	0.68%	140,585	453	1.30%
Long-term FHLB advances	39,921	203	2.06%	43,634	226	2.06%	44,849	234	2.08%	46,161	155	1.35%	47,335	244	2.07%
Subordinated notes	98,904	1,034	4.24%	98,860	1,043	4.20%	98,815	1,094	4.40%	98,770	1,144	4.66%	98,725	1,145	4.66%
Jr. subordinated debt	21,955	198	3.66%	21,905	205	3.72%	21,859	207	3.77%	21,814	229	4.22%	21,768	295	5.45%
Total borrowings	192,800	1,445	3.04%	193,529	1,483	3.05%	195,436	1,543	3.14%	303,561	1,760	2.33%	308,413	2,137	2.79%

Total interest-bearing liabilities	2,805,804	2,869	0.41%	2,959,470	3,374	0.45%	3,087,088	4,510	0.58%	3,272,674	6,236	0.77%	3,162,125	9,774	1.24%

Noninterest-bearing deposits	1,345,253			1,267,795			1,220,570			1,126,139			894,264
Other liabilities	192,495			280,179			240,737			226,698			173,519
Total noninterest-bearing liabilities	1,537,748			1,547,974			1,461,307			1,352,837			1,067,783

Total liabilities	4,343,552			4,507,444			4,548,395			4,625,511			4,229,908

Shareholders' equity	624,990			617,258			609,193			600,563			615,010

Total liabilities and shareholders' equity	$4,968,542			$5,124,702			$5,157,588			$5,226,074			$4,844,918

Net interest spread			3.01%			2.88%			2.84%			2.99%			3.05%
Effect of noninterest-bearing sources			0.15%			0.16%			0.19%			0.23%			0.33%

Tax-equivalent net interest margin		$34,880	3.16%		$35,142	3.04%		$35,139	3.03%		$37,478	3.22%		$36,440	3.38%

Tax-equivalent adjustment		$99	0.01%		$105	0.01%		$107	0.01%		$93	0.01%		$107	0.01%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended
	March 31, 2021			December 31, 2020		September 30, 2020		June 30, 2020		March 31, 2020
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$539	0.06%	$921	0.10%	$784	0.08%	$1,017	0.10%	$910	0.10%
Retail time deposits	Expense	(58)	(0.07)%	(78)	(0.09)%	(96)	(0.10)%	(103)	(0.10)%	(118)	(0.12)%
Long-term FHLB advances	Expense	35	0.36%	35	0.32%	34	0.30%	35	0.30%	34	0.29%
Jr. subordinated debt	Expense	47	0.87%	46	0.84%	46	0.84%	45	0.83%	45	0.83%
Net interest income from fair value marks		$515		$918		$800		$1,040		$949
Purchase accounting effect on tax-equivalent margin			0.05%		0.08%		0.07%		0.09%		0.09%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Reconciliation of Net Income to Net Income (core):
Net income (loss) attributable to BMBC (a GAAP measure)	$17,083	$15,537	$13,164	$15,035	$(11,163)
Less: Tax-effected non-core noninterest income:
Gain on sale of PPP loans	—	—	—	(1,905)	—
BMT Investment Advisers wind-down costs	—	—	—	1,744	—
Gain on sale of buildings	—	(1,813)	—	—	—
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	1,624	—	—	—	—
Voluntary years of service incentive program expenses	—	—	—	—	—
BMT Investment Advisers wind-down costs	—	—	—	100	—
Severance associated with staff reduction	—	—	—	425	—
Gain on early lease termination	—	(107)	—	—	—
Impairment of long-lived assets	—	1,268	—	—	—
Disposal expense of premises and equipment	—	633	—	—	—
Net income (loss) (core) (a non-GAAP measure)	$18,707	$15,518	$13,164	$15,399	$(11,163)

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	19,907,873	19,958,567	19,945,634	19,926,737	20,053,159
Dilutive common shares	142,863	69,091	75,983	81,482	—
Weighted average diluted shares	20,050,736	20,027,658	20,021,617	20,008,219	20,053,159
Basic earnings per common share (core) (a non-GAAP measure)	$0.94	$0.78	$0.66	$0.77	$(0.56)
Diluted earnings per common share (core) (a non-GAAP measure)	$0.93	$0.77	$0.66	$0.77	$(0.56)

Calculation of Return on Average Tangible Equity:
Net income (loss) attributable to BMBC (a GAAP measure)	$17,083	$15,537	$13,164	$15,035	$(11,163)
Add: Tax-effected amortization and impairment of intangible assets	662	687	687	719	725
Net tangible (loss) income (numerator)	$17,745	$16,224	$13,851	$15,754	$(10,438)

Average shareholders' equity	$624,990	$617,258	$609,193	$600,563	$615,010
Less: Average Noncontrolling interest	770	769	739	696	695
Less: Average goodwill and intangible assets	(199,208)	(200,060)	(200,931)	(201,823)	(202,760)
Net average tangible equity (denominator)	$426,552	$417,967	$409,001	$399,436	$412,945

Return on tangible equity (a non-GAAP measure)	16.87%	15.44%	13.47%	15.86%	(10.17)%

Calculation of Return on Average Tangible Equity (core):
Net income (loss) (core) (a non-GAAP measure)	$18,707	$15,518	$13,164	$15,399	$(11,163)
Add: Tax-effected amortization and impairment of intangible assets	662	687	687	719	725
Net tangible income (loss) (core) (numerator)	$19,369	$16,205	$13,851	$16,118	$(10,438)

Average shareholders' equity	$624,990	$617,258	$609,193	$600,563	$615,010
Less: Average Noncontrolling interest	770	769	739	696	695
Less: Average goodwill and intangible assets	(199,208)	(200,060)	(200,931)	(201,823)	(202,760)
Net average tangible equity (denominator)	$426,552	$417,967	$409,001	$399,436	$412,945

Return on tangible equity (core) (a non-GAAP measure)	18.42%	15.42%	13.47%	16.23%	(10.17)%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$623,096	$622,322	$612,617	$603,674	$593,179
Less: Noncontrolling interest	770	770	767	727	695
Less: Goodwill and intangible assets	(198,738)	(199,576)	(200,445)	(201,315)	(202,225)
Net tangible equity (numerator)	$425,128	$423,516	$412,939	$403,086	$391,649

Total assets	$4,914,508	$5,432,022	$5,046,939	$5,271,311	$4,923,033
Less: Goodwill and intangible assets	(198,738)	(199,576)	(200,445)	(201,315)	(202,225)
Tangible assets (denominator)	$4,715,770	$5,232,446	$4,846,494	$5,069,996	$4,720,808

Tangible equity ratio (BMBC)(1)	9.02%	8.09%	8.52%	7.95%	8.30%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$641,034	$630,880	$653,317	$639,711	$624,959
Less: Noncontrolling interest	770	770	767	727	695
Less: Goodwill and intangible assets	(198,492)	(199,330)	(200,200)	(201,069)	(201,979)
Net tangible equity (numerator)	$443,312	$432,320	$453,499	$439,369	$423,675

Total assets	$4,911,259	$5,428,909	$5,043,099	$5,267,536	$4,919,004
Less: Goodwill and intangible assets	(198,492)	(199,330)	(200,200)	(201,069)	(201,979)
Tangible assets (denominator)	$4,712,767	$5,229,579	$4,842,899	$5,066,467	$4,717,025

Tangible equity ratio (BMTC)(1)	9.41%	8.27%	9.36%	8.67%	8.98%

Calculation of tangible book value per common share:
Total shareholders' equity	$623,096	$622,322	$612,617	$603,674	$593,179
Less: Noncontrolling interest	770	770	767	727	695
Less: Goodwill and intangible assets	(198,738)	(199,576)	(200,445)	(201,315)	(202,225)
Net tangible equity (numerator)	$425,128	$423,516	$412,939	$403,086	$391,649

Shares outstanding, end of period (denominator)	19,878,993	19,960,294	19,958,186	19,927,893	19,921,524

Tangible book value per common share (a non-GAAP measure)	$21.39	$21.22	$20.69	$20.23	$19.66

Calculation of price / tangible book value:
Closing share price	$45.51	$30.60	$24.87	$27.66	$28.38
Tangible book value per common share	$21.39	$21.22	$20.69	$20.23	$19.66
Price / tangible book value (a non-GAAP measure)	212.76%	144.20%	120.20%	136.73%	144.35%

(1)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. Beginning with the March 31, 2020 call report, the capital ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.39%	1.21%	1.02%	1.16%	(0.93)%
Effect of adjustment to GAAP net income to core net income	0.14%	(0.01)%	—%	0.03%	—%
Return on average assets (core)	1.53%	1.20%	1.02%	1.19%	(0.93)%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	11.09%	10.01%	8.60%	10.07%	(7.30)%
Effect of adjustment to GAAP net income to core net income	1.05%	(0.01)%	—%	0.24%	—%
Return on average equity (core)	12.14%	10.00%	8.60%	10.31%	(7.30)%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.16%	3.04%	3.03%	3.22%	3.38%
Effect of fair value marks	0.05%	0.08%	0.07%	0.09%	0.09%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	3.11%	2.96%	2.96%	3.13%	3.29%

Calculation of Tax-equivalent net interest income adjusting for the impact of purchase accounting
Tax-equivalent net interest income	$34,880	$35,142	$35,139	$37,478	$36,440
Effect of fair value marks	515	918	800	1,040	949
Tax-equivalent net interest income adjusting for the impact of purchase accounting	$34,365	$34,224	$34,339	$36,438	$35,491

Calculation of Efficiency Ratio*:
Noninterest expense	$37,703	$38,624	$35,197	$35,503	$33,403
Less: certain noninterest expense items:
Amortization of intangibles	(838)	(869)	(870)	(910)	(918)
Due diligence, merger-related and merger integration expenses	(1,646)	—	—	—	—
Voluntary years of service incentive program expenses	—	—	—	—	—
BMT Investment Advisers, Inc. wind-down costs	—	—	—	(127)	—
Severance associated with staff reduction	—	—	—	(538)	—
Gain on early lease termination	—	135	—	—	—
Impairment of long-lived assets	—	(1,605)	—	—	—
Disposal expense of premises and equipment	—	(801)	—	—	—
Noninterest expense (adjusted) (numerator)	$35,219	$35,484	$34,327	$33,928	$32,485

Noninterest income	$19,841	$22,006	$21,099	$20,566	$18,300
Less: non-core noninterest income items:
Gain on sale of PPP loans	—	—	—	(2,411)	—
BMT Investment Advisers, Inc. wind-down costs	—	—	—	2,207	—
Gain on sale of building	—	(2,295)	—	—	—
Noninterest income (core)	$19,841	$19,711	$21,099	$20,362	$18,300
Net interest income	34,781	35,037	35,032	37,385	36,333
Noninterest income (core) and net interest income (denominator)	$54,622	$54,748	$56,131	$57,747	$54,633

Efficiency ratio	64.48%	64.81%	61.16%	58.75%	59.46%

*In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Supplemental Loan and ACL on Loans and Leases Information Used to Calculate Non-GAAP Measures
Total ACL on loans and leases	$47,562	$53,709	$56,428	$54,974	$54,070
Less: ACL on acquired loans and leases	2,277	2,926	3,460	3,315	3,705
ACL on originated loans and leases	$45,285	$50,783	$52,968	$51,659	$50,365

Total ACL on loans and leases	$47,562	$53,709	$56,428	$54,974	$54,070
Loan mark on acquired loans	5,736	6,288	7,235	8,037	9,478
Total ACL on loans and leases + Loan mark	$53,298	$59,997	$63,663	$63,011	$63,548

Total Portfolio loans and leases	$3,633,235	$3,628,411	$3,676,684	$3,722,165	$3,767,166
Less: Originated loans and leases	3,405,128	3,380,727	3,396,068	3,422,890	3,424,601
Net acquired loans	$228,107	$247,684	$280,616	$299,275	$342,565
Add: Loan mark on acquired loans	5,736	6,288	7,235	8,037	9,478
Gross acquired loans (excludes loan mark)	$233,843	$253,972	$287,851	$307,312	$352,043
Originated loans and leases	3,405,128	3,380,727	3,396,068	3,422,890	3,424,601
Total Gross portfolio loans and leases	$3,638,971	$3,634,699	$3,683,919	$3,730,202	$3,776,644